ALEXANDER & BALDWIN

PARTNERS FOR HAWAI'I

SUPPLEMENTAL INFORMATION

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

PREMIER HAWAI'I REAL ESTATE COMPANY

ALEX LISTED NYSE

ALEXANDERBALDWIN.COM

Alexander & Baldwin, Inc.

Forward-Looking Statements
Statements in this Supplemental Information document that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions, as well as the rapidly changing challenges with, and the Company's plans and responses to, the coronavirus pandemic ("COVID-19") and related economic disruptions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, risks associated with COVID-19 and its impact on the Company's businesses, results of operations, liquidity and financial condition, the evaluation of alternatives by the Company related to its materials and construction business, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”). The information in this Supplemental Information document should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.

Basis of Presentation
The information contained in this Supplemental Information document does not purport to disclose all items required by accounting principles generally accepted in the United States of America (GAAP).

Company Overview

Alexander & Baldwin, Inc.
Company Overview
Company Profile

Alexander & Baldwin, Inc. ("A&B" or the "Company") is a fully integrated real estate investment trust ("REIT") headquartered in Honolulu, Hawai‘i. The Company has a history of over 150 years of being an integral piece of Hawai‘i and its economy making it uniquely qualified to create value for shareholders through a strategy focused on asset management and growth primarily in its commercial real estate holdings in Hawai‘i.

The Company operates in three reportable segments: Commercial Real Estate ("CRE"); Land Operations; and Materials & Construction ("M&C") and is composed of the following as of September 30, 2022:

•A commercial real estate portfolio composed of 3.9 million square feet of improved properties and 140.8 acres of ground leases throughout the Hawaiian islands, including 2.5 million square feet of largely grocery/drugstore-anchored retail centers;
•A land operations portfolio consisting of approximately 5,250 acres of legacy landholdings and assets that are subject to the Company's simplification and monetization efforts, and 57 acres of core landholdings, including development-for-hold and development-for-sale activities on Oahu and Maui; and
•Materials & Construction operations primarily conducted through its wholly-owned subsidiary, Grace Pacific LLC ("Grace Pacific"), Hawaii's largest asphalt paving contractor and one of the state's largest natural materials and infrastructure construction companies. This segment also includes Company-owned quarry land on Maui and the Company’s unconsolidated joint venture interest in a materials company.

Throughout this Supplemental Information document, references to "we," "our," "us" and "our Company" refer to Alexander & Baldwin, Inc., together with its consolidated subsidiaries.

Executive Officers

Christopher Benjamin	Brett Brown
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer

Lance Parker	Meredith Ching
Executive Vice President & Chief Operating Officer	Executive Vice President, External Affairs

Jerrod Schreck
Executive Vice President, A&B & President, Grace Pacific

Contact Information	Equity Research

Corporate Headquarters	Evercore ISI
822 Bishop Street	Wendy Ma
Honolulu, HI 96813	(212) 497-0870
wendy.ma@evercoreisi.com
Investor Relations
Brett Brown	Sidoti & Company, LLC
Executive Vice President & Chief Financial Officer	Marla Backer
(808) 525-8475	(212) 894-3316
investorrelations@abhi.com	mbacker@sidoti.com

Transfer Agent & Registrar	Piper Sandler & Co.
Computershare	Alexander Goldfarb
P.O. Box 505000	(212) 466-7937
Louisville, KY 40233-5000	alexander.goldfarb@psc.com
(866) 442-6551
Other Company Information
Overnight Correspondence
Computershare	Stock exchange listing:	NYSE: ALEX
462 South 4th Street, Suite 1600	Corporate website:	www.alexanderbaldwin.com
Louisville, KY 40202	Grace Pacific website:	www.gracepacific.com
	Market capitalization at September 30, 2022:	$1.2B
Shareholder website: www.computershare.com/investor	3-month average trading volume:	259K
Online inquiries: www-us.computershare.com/investor/contact	Independent auditor:	Deloitte & Touche LLP

Alexander & Baldwin, Inc.
Company Overview
Glossary of Terms

ABR	Annualized Base Rent ("ABR") is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant.

Backlog
Backlog represents the total amount of revenue that Grace Pacific, Maui Paving, LLC (“Maui Paving”) and Goodfellow Grace Pacific A J.V. (“Goodfellow Grace Pacific”) expect to realize on contracts awarded. Both Maui Paving and Goodfellow Grace Pacific are 50-percent-owned unconsolidated affiliates. Backlog primarily consists of asphalt paving and, to a lesser extent, Grace Pacific’s consolidated revenue from its construction-and traffic control-related products and services. Backlog includes estimated revenue from the remaining portion of contracts not yet completed, as well as revenue from approved change orders. The length of time that projects remain in backlog can span from a few days for a small volume of work to 36 months, or longer, for large paving contracts and contracts performed in phases. This amount includes opportunity backlog consisting of contracts in which Grace Pacific has been confirmed to be the lowest bidder at the time of this disclosure. Circumstances outside the Company's control such as procurement or technical protests, and/or changes in the availability of project funding, among others, may arise that prevent the finalization of such contracts.

Comparable Lease	Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.

CRE Portfolio	Composed of (1) retail, industrial and office improved properties subject to operating leases ("Improved Portfolio") and (2) assets subject to ground leases ("Ground Leases") within the CRE segment.

Debt-service Coverage Ratio
The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.

EBITDA
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is calculated on a consolidated basis ("Consolidated EBITDA") by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization.

EBITDA is calculated for each segment ("Segment EBITDA" or "Commercial Real Estate EBITDA," "Land Operations EBITDA" and "Materials & Construction EBITDA") by adjusting segment operating profit (which excludes interest expense and income taxes) to add back depreciation and amortization recorded at the respective segment.

FFO
Funds From Operations ("FFO") is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. FFO is defined by the National Association of Real Estate Investment Trusts ("Nareit") December 2018 Financial Standards White Paper as follows: net income (calculated in accordance with GAAP), excluding (1) depreciation and amortization related to real estate, (2) gains and losses from the sale of certain real estate assets, (3) gains and losses from change in control and (4) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The Company presents different forms of FFO:

•"Core FFO" represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items noted above (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years).

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.

GAAP	Generally accepted accounting principles in the United States of America.

GLA	Gross leasable area ("GLA") measured in square feet ("SF"). GLA is periodically adjusted based on remeasurement or reconfiguration of space and may change period over period for these remeasurements.

Maintenance Capital Expenditures	As it relates to CRE segment capital expenditures (i.e., capitalizable costs on a cash basis), normalized recurring expenditures necessary to maintain building value, the current income stream and position in the market. Such expenditures may include building/area improvements and tenant space improvements.

Net Debt	Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets.

NOI
Net Operating Income ("NOI") represents total Commercial Real Estate contract-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash. The calculation of NOI excludes the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions); straight-line lease adjustments (including amortization of lease incentives); amortization of favorable/unfavorable lease assets/liabilities; lease termination income; interest and other income (expense), net; selling, general, administrative and other expenses (not directly associated with the property); and impairment of commercial real estate assets.

Occupancy
The Company has historically (through the period ended December 31, 2020) reported occupancy on a physical basis (i.e., based on timing of when the lessee has physical access to the space, henceforth, “Physical Occupancy”). The Company presents two additional types of occupancy ("Leased Occupancy" and "Economic Occupancy").

The Leased Occupancy percentage calculates the square footage leased (i.e., the space has been committed to by a lessee under a signed lease agreement) as a percentage of total available improved property square footage as of the end of the period reported.

The Economic Occupancy percentage calculates the square footage under leases for which the lessee is contractually obligated to make lease-related payments (i.e., subsequent to the rent commencement date) to total available improved property square footage as of the end of the period reported.

PSF	Per square foot of GLA.

Rent Spread	Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease.

Same-Store
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Same-Store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during either of the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the Same-Store pool after one full calendar year of stabilized operation. Properties included in held for sale are excluded from Same-Store.

Segment (or Consolidated) Adjusted EBITDA
Segment Adjusted EBITDA (or Consolidated Adjusted EBITDA) is calculated by adjusting Segment EBITDA (or Consolidated EBITDA) for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). Segment Adjusted EBITDA may also be referred to as CRE Adjusted EBITDA, Land Operations Adjusted EBITDA or M&C Adjusted EBITDA (when applicable). In addition to the aforementioned adjustments, the Company further adjusts Materials & Construction EBITDA to exclude income attributable to noncontrolling interests as presented in its consolidated statements of operations to arrive at M&C Adjusted EBITDA.

Stabilization	New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% occupancy.

Straight-line Rent	Non-cash revenue related to a GAAP requirement to average tenant rents over the life of the lease, regardless of the actual cash collected in the reporting period.

TTM	Trailing twelve months.

Year Built	Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred.

Alexander & Baldwin, Inc.
Company Overview
Statement on Management's Use of Non-GAAP Financial Measures

The Company presents the following non-GAAP financial measures in this Supplemental Information document:

•Consolidated EBITDA
•Consolidated Adjusted EBITDA
•FFO
•Core FFO
•Commercial Real Estate NOI and Same-Store NOI
•Commercial Real Estate EBITDA
•Land Operations EBITDA and Land Operations Adjusted EBITDA
•Materials & Construction EBITDA and M&C Adjusted EBITDA

The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

The Company may report various forms of EBITDA (e.g., Segment EBITDA — also referred to as Commercial Real Estate EBITDA, Land Operations EBITDA and Materials & Construction EBITDA — and Consolidated EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations.

The Company also adjusts Segment EBITDA or Consolidated EBITDA to arrive at Segment Adjusted EBITDA or Consolidated Adjusted EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). Segment Adjusted EBITDA may also be referred to as CRE Adjusted EBITDA, Land Operations Adjusted EBITDA or M&C Adjusted EBITDA (when applicable). In addition to the aforementioned adjustments, the Company further adjusts Materials & Construction EBITDA to exclude income attributable to noncontrolling interests as presented in its consolidated statements of operations to arrive at M&C Adjusted EBITDA.

As illustrative examples, the Company has historically identified non-cash long-lived asset impairments recorded in different businesses within the M&C segment as non-recurring, infrequent or unusual items that are not expected to recur in the segment’s normal operations (or in the Company’s core business). By excluding these items from Segment EBITDA and Consolidated EBITDA to arrive at Segment Adjusted EBITDA or Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its core operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FFO is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. The Company believes that, subject to the following limitations, FFO provides a supplemental measure to net income (calculated in accordance with GAAP) for comparing its performance and operations to those of other REITs. FFO does not represent an alternative to net income calculated in accordance with GAAP. In addition, FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity. The Company presents different forms of FFO:

•Core FFO represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items in a manner consistent with FFO (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years). The Company believes such adjustments facilitate the comparable measurement of the Company's core operating performance over time. The Company believes that Core FFO, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess and compare the operating performance of REITs.

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.

NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. The Company believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP); by non-cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other expenses or gains or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contract-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company's Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).

The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information document. To emphasize, the Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.

Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information document:

•Refer to Table 7 – Consolidated Metrics for a reconciliation of consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA, a reconciliation of consolidated net income (loss) available to A&B common shareholders to FFO and Core FFO, as well as a reconciliation of Commercial Real Estate operating profit to Core FFO.
•Refer to Table 8 – CRE Metrics for a reconciliation of Commercial Real Estate operating profit to NOI and Same-Store NOI and a reconciliation of Commercial Real Estate operating profit to Commercial Real Estate EBITDA.
•Refer to Table 18 – Statement of Operating Profit, EBITDA and Adjusted EBITDA for a reconciliation of Land Operations operating profit to Land Operations EBITDA.
•Refer to Table 21 – Statement of Operating Profit, EBITDA and Adjusted EBITDA for a reconciliation of Materials & Construction operating profit to Materials & Construction EBITDA and M&C Adjusted EBITDA.

Financial Summary

Alexander & Baldwin, Inc.
Financial Summary
Table 1 – Condensed Consolidated Balance Sheets

(amounts in millions; unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Real estate investments
Real estate property	$1,598.3	$1,588.2
Accumulated depreciation	(197.6)	(180.5)
Real estate property, net	1,400.7	1,407.7
Real estate developments	64.8	65.0
Investments in real estate joint ventures and partnerships	8.2	8.8
Real estate intangible assets, net	45.4	51.6
Real estate investments, net	1,519.1	1,533.1
Cash and cash equivalents	7.3	70.0
Restricted cash	0.2	1.0
Accounts receivable and retention, net	35.9	28.9
Inventories	30.1	20.3
Other property, net	69.6	83.5
Operating lease right-of-use assets	37.0	20.1
Goodwill	8.7	8.7
Other receivables, net	6.1	11.6
Prepaid expenses and other assets	133.9	102.6
Total assets	$1,847.9	$1,879.8

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$469.7	$532.7
Accounts payable	18.5	9.9
Operating lease liabilities	36.8	19.4
Accrued pension and post-retirement benefits	10.4	56.3
Deferred revenue	71.3	68.5
Accrued and other liabilities	105.9	119.5
Total liabilities	712.6	806.3
Commitments and Contingencies
Redeemable Noncontrolling Interest	8.1	6.9
Equity:
Common stock - no par value; authorized, 150.0 million shares; outstanding, 72.5 million and 72.5 million shares at September 30, 2022 and December 31, 2021, respectively	1,809.4	1,810.5
Accumulated other comprehensive income (loss)	4.5	(80.7)
Distributions in excess of accumulated earnings	(686.7)	(663.2)
Total equity	1,127.2	1,066.6
Total liabilities and equity	$1,847.9	$1,879.8

Alexander & Baldwin, Inc.
Financial Summary
Table 2 – Condensed Consolidated Statements of Operations

(amounts in millions, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating Revenue:
Commercial Real Estate	$46.2	$44.0	$138.1	$127.2
Land Operations	2.9	5.4	20.9	38.5
Materials & Construction	48.1	34.9	124.5	88.9
Total operating revenue	97.2	84.3	283.5	254.6
Operating Costs and Expenses:
Cost of Commercial Real Estate	25.0	24.1	73.2	71.0
Cost of Land Operations	4.2	4.7	19.1	23.4
Cost of Materials & Construction	43.3	31.8	111.5	84.2
Selling, general and administrative	12.7	12.6	38.3	37.2
Total operating costs and expenses	85.2	73.2	242.1	215.8
Gain (loss) on disposal of commercial real estate properties, net	—	—	—	0.2
Gain (loss) on disposal of non-core assets, net	—	—	54.0	0.2
Total gain (loss) on disposal of assets, net	—	—	54.0	0.4
Operating Income (Loss)	12.0	11.1	95.4	39.2
Other Income and (Expenses):
Income (loss) related to joint ventures	0.4	2.7	1.8	12.2
Pension termination	—	—	(76.9)	—
Interest and other income (expense), net	(0.1)	(0.2)	0.7	(1.0)
Interest expense	(5.5)	(6.5)	(16.8)	(20.2)
Income (Loss) from Continuing Operations Before Income Taxes	6.8	7.1	4.2	30.2
Income tax benefit (expense)	—	—	18.1	(0.1)
Income (Loss) from Continuing Operations	6.8	7.1	22.3	30.1
Income (loss) from discontinued operations, net of income taxes	—	(0.6)	(0.1)	(0.7)
Net Income (Loss)	6.8	6.5	22.2	29.4
Loss (income) attributable to noncontrolling interest	(0.4)	(0.1)	(1.2)	(0.3)
Net Income (Loss) Attributable to A&B Shareholders	$6.4	$6.4	$21.0	$29.1

Earnings (Loss) Per Share Available to A&B Shareholders:
Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.09	$0.10	$0.29	$0.41
Discontinued operations available to A&B shareholders	—	(0.01)	—	(0.01)
Net income (loss) available to A&B shareholders	$0.09	$0.09	$0.29	$0.40

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.09	$0.10	$0.29	$0.41
Discontinued operations available to A&B shareholders	—	(0.01)	—	(0.01)
Net income (loss) available to A&B shareholders	$0.09	$0.09	$0.29	$0.40

Weighted-Average Number of Shares Outstanding:
Basic	72.7	72.5	72.7	72.5
Diluted	72.8	72.7	72.8	72.6

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$6.3	$6.9	$20.9	$29.7
Discontinued operations available to A&B common shareholders	—	(0.6)	(0.1)	(0.7)
Net income (loss) available to A&B common shareholders	$6.3	$6.3	$20.8	$29.0

Alexander & Baldwin, Inc.
Financial Summary
Table 3 – Segment Results

(amounts in millions; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating Revenue:
Commercial Real Estate	$46.2	$44.0	$138.1	$127.2
Land Operations	2.9	5.4	20.9	38.5
Materials & Construction	48.1	34.9	124.5	88.9
Total operating revenue	97.2	84.3	283.5	254.6
Operating Profit (Loss):
Commercial Real Estate[1]	20.3	19.0	60.3	53.0
Land Operations[2,3]	(2.2)	1.7	(10.0)	22.3
Materials & Construction	1.8	(0.3)	4.4	(6.2)
Total operating profit (loss)	19.9	20.4	54.7	69.1
Gain (loss) on disposal of commercial real estate properties, net	—	—	—	0.2
Interest expense	(5.5)	(6.5)	(16.8)	(20.2)
Corporate and other expense[4]	(7.6)	(6.8)	(33.7)	(18.9)
Income (Loss) from Continuing Operations Before Income Taxes	6.8	7.1	4.2	30.2
Income tax benefit (expense)	—	—	18.1	(0.1)
Income (Loss) from Continuing Operations	6.8	7.1	22.3	30.1
Income (loss) from discontinued operations, net of income taxes	—	(0.6)	(0.1)	(0.7)
Net Income (Loss)	6.8	6.5	22.2	29.4
Loss (income) attributable to noncontrolling interest	(0.4)	(0.1)	(1.2)	(0.3)
Net Income (Loss) Attributable to A&B Shareholders	$6.4	$6.4	$21.0	$29.1

[1] Commercial Real Estate segment operating profit (loss) includes intersegment operating revenue, primarily from the Materials & Construction segment, and is eliminated in the consolidated results of operations, and a pension termination expense of zero and $0.7 million for the three and nine months ended September 30, 2022, respectively.

[2] Land Operations segment operating profit (loss) includes equity in earnings (losses) from the Company's various real estate joint ventures and non-cash reductions related to the Company's solar tax equity investments.

[3] Land Operations segment operating profit (loss) also includes a gain on sale of non-core assets, net, of zero and $54.0 million for the three and nine months ended September 30, 2022, respectively, and a pension termination expense of zero and $62.2 million for the three and nine months ended September 30, 2022, respectively.

[4] Corporate and other expense includes pension termination expense of zero and $14.0 million for the three and nine months ended September 30, 2022, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Selling, general and administrative expense by segment
Commercial Real Estate	$1.8	$1.6	$5.2	$4.8
Land Operations	0.6	0.9	3.0	2.8
Materials & Construction	3.1	3.5	10.6	11.3
Corporate	7.2	6.6	19.5	18.3
Selling, general and administrative	$12.7	$12.6	$38.3	$37.2

	September 30, 2022	December 31, 2021
Accounts receivable and contracts retention, net by segment:
Commercial Real Estate	$4.0	$1.6
Land Operations	0.7	0.6
Materials & Construction	31.2	26.7
Total	$35.9	$28.9

	September 30, 2022	December 31, 2021
Identifiable Assets:
Commercial Real Estate	$1,501.9	$1,499.5
Land Operations	97.7	121.0
Materials & Construction[1]	224.1	178.2
Corporate	24.2	81.1
Total assets	$1,847.9	$1,879.8

Book value by segment:
Commercial Real Estate	$1,263.0	$1,260.3
Land Operations	(9.8)	20.2
Materials & Construction[1,2]	150.3	132.3
Corporate[3]	(268.2)	(339.3)
Total[4]	$1,135.3	$1,073.5

[1] Such amounts are inclusive of the carrying value of the Company's unconsolidated investment in Pohaku Pa'a LLC, a materials company, which was $26.0 million and $23.4 million as of September 30, 2022 and December 31, 2021, respectively.

[2] Excludes redeemable noncontrolling interest of $8.1 million and $6.9 million as of September 30, 2022 and December 31, 2021, respectively.
[3] Primarily composed of corporate debt, partially offset by other assets and liabilities, net.
[4] Equals the sum of consolidated total equity and the redeemable noncontrolling interest presented on the consolidated balance sheets.

Alexander & Baldwin, Inc.
Financial Summary
Table 4 – Condensed Consolidated Statements of Cash Flows

(amounts in millions; unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net income (loss)	$22.2	$29.4
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	33.1	37.7
Income tax benefit related to pension termination and other, net	(18.3)	—
Loss (gain) from disposals and asset transactions, net	(54.0)	(0.4)
Share-based compensation expense	4.6	4.4
Equity in (income) loss from affiliates, net of operating cash distributions	(1.1)	(10.1)
Pension termination	76.9	—
Changes in operating assets and liabilities:
Trade, contracts retention, and other contract receivables	(8.7)	9.5
Inventories	(9.8)	(3.8)
Prepaid expenses, income tax receivable and other assets	(13.1)	0.3
Development/other property inventory	9.5	0.4
Accrued pension and post-retirement benefits	(31.3)	(4.0)
Accounts payable	5.7	2.9
Accrued and other liabilities	(6.7)	0.9
Net cash provided by (used in) operations	9.0	67.2

Cash Flows from Investing Activities:
Capital expenditures for property, plant and equipment	(15.7)	(26.1)
Proceeds from disposal of assets	73.1	0.6
Payments for purchases of investments in affiliates and other investments	(1.5)	(0.8)
Distributions of capital and other receipts from investments in affiliates and other investments	0.1	40.2
Net cash provided by (used in) investing activities	56.0	13.9

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable and other debt	13.5	128.0
Payments of notes payable and other debt and deferred financing costs	(29.3)	(192.2)
Borrowings (payments) on line-of-credit agreement, net	(50.0)	—
Cash dividends paid	(57.7)	(46.5)
Repurchases of common stock and other payments	(5.0)	(1.1)
Net cash provided by (used in) financing activities	(128.5)	(111.8)

Cash, Cash Equivalents and Restricted Cash
Net increase (decrease) in cash, cash equivalents and restricted cash	(63.5)	(30.7)
Balance, beginning of period	71.0	57.4
Balance, end of period	$7.5	$26.7

Alexander & Baldwin, Inc.
Financial Summary
Table 5 – Debt Summary
As of September 30, 2022

(dollars in millions; unaudited)

					Scheduled Principal Payments
Debt	Interest Rate (%)	Weighted-average Interest Rate (%)	Maturity Date	Weighted-average Maturity (Years)	2022	2023	2024	2025	2026	Thereafter	Total Principal	Premium (discount)/debt issuance costs, net	Total
Secured:
Heavy Equipment Financing	(1)	2.90%	(1)	0.9	$0.3	$0.8	$0.2	$—	$—	$—	$1.3	$—	$1.3
Laulani Village	3.93%	3.93%	2024	1.6	0.4	1.2	57.8	—	—	—	59.4	(0.3)	59.1
Pearl Highlands	4.15%	4.15%	2024	2.2	0.6	2.2	75.1	—	—	—	77.9	0.4	78.3
Photovoltaic Financing	(2)	4.14%	2027	4.2	—	0.2	0.2	0.2	0.2	1.8	2.6	—	2.6
Manoa Marketplace	(3)	3.14%	2029	6.1	0.4	1.8	1.8	1.9	2.0	47.0	54.9	(0.2)	54.7
Subtotal / Wtd Avg		3.79%		3.1	$1.7	$6.2	$135.1	$2.1	$2.2	$48.8	$196.1	$(0.1)	$196.0

Unsecured:
Series A Note	5.53%	5.53%	2024	1.3	$—	$7.1	$7.1	$—	$—	$—	$14.2	$—	$14.2
Series J Note	4.66%	4.66%	2025	2.6	—	—	—	10.0	—	—	10.0	—	10.0
Series B Note	5.55%	5.55%	2026	1.7	—	9.0	9.0	16.0	2.0	—	36.0	—	36.0
Series C Note	5.56%	5.56%	2026	2.7	—	2.0	2.0	3.0	4.0	—	11.0	—	11.0
Series F Note	4.35%	4.35%	2026	2.3	—	5.5	2.4	3.3	4.0	—	15.2	—	15.2
Series H Note	4.04%	4.04%	2026	4.2	—	—	—	—	50.0	—	50.0	—	50.0
Series K Note	4.81%	4.81%	2027	4.6	—	—	—	—	—	34.5	34.5	(0.1)	34.4
Series G Note	3.88%	3.88%	2027	2.6	6.0	5.0	1.5	6.0	7.0	2.6	28.1	—	28.1
Series L Note	4.89%	4.89%	2028	5.6	—	—	—	—	—	18.0	18.0	—	18.0
Series I Note	4.16%	4.16%	2028	6.2	—	—	—	—	—	25.0	25.0	—	25.0
Term Loan 5	4.30%	4.30%	2029	7.2	—	—	—	—	—	25.0	25.0	—	25.0
Subtotal / Wtd Avg		4.60%		3.9	$6.0	$28.6	$22.0	$38.3	$67.0	$105.1	$267.0	$(0.1)	$266.9

Revolving Credit Facilities:
GLP Asphalt FHB revolving credit facility	(4)	4.34%	2024	1.8	—	—	6.8	—	—	—	6.8	—	6.8
A&B Revolver	(5)	4.19%	2025	—	—	—	—	—	—	—	—	—	—
Subtotal / Wtd Avg		4.34%		1.8	$—	$—	$6.8	$—	$—	$—	$6.8	$—	$6.8
Total / Wtd Avg		4.26%		3.6	$7.7	$34.8	$163.9	$40.4	$69.2	$153.9	$469.9	$(0.2)	$469.7

(1) Financing leases have a weighted average stated interest rate of approximately 2.90% and stated maturity dates ranging from 2022 to 2027.
(2) Financing lease has a discount rate of 4.14%.
(3) Loan has a stated interest rate of LIBOR plus 1.35%, but is swapped through maturity to a 3.14% fixed rate.
(4) Loan has a stated interest rate of BSBY plus 1.25%.
(5) Loan has a stated interest rate of LIBOR plus 1.05% based on a pricing grid.

Alexander & Baldwin, Inc.
Financial Summary
Table 6 – Capitalization & Financial Ratios
As of September 30, 2022

(dollars in millions, except stock price; unaudited)

Debt
Secured debt			$196.0
Secured revolving credit facility			6.8
Unsecured term debt			266.9
Unsecured revolving credit facility			—
Total debt (A)			$469.7
Add: Net unamortized deferred financing cost / discount (premium)			0.2
Less: Cash and cash equivalents			(7.3)
Net Debt			$462.6

Market Capitalization	Shares	Stock Price	Market Value
Common stock (NYSE:ALEX)	72,544,235	$16.58	$1,202.8
Total equity market capitalization (B)			$1,202.8

Total Market Capitalization (C) = (A) + (B)			$1,672.5
Total Debt to Total Market Capitalization (A) / (C)			28.1%

Liquidity
Cash on hand			$7.3
Unused committed line of credit			498.9
Total liquidity			$506.2

Financial Ratios
Net Debt to TTM Consolidated Adjusted EBITDA[1]			2.5
Debt-service Coverage Ratio[2]			3.8
Fixed-rate debt to total debt			98.6%
Unencumbered CRE Property Ratio[3]			77.4%
1 Consolidated Adjusted EBITDA for the trailing twelve months is $185.0 million and is calculated on Table 7.
2 The ratio of Consolidated Adjusted EBITDA ($185.0 million) to the sum of debt service ($48.6 million) – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.
3 Measured using gross book value, represents unencumbered CRE property ($1,227.1 million) as a percent of total CRE property ($1,584.5 million).

Alexander & Baldwin, Inc.
Financial Summary
Table 7 – Consolidated Metrics

(amounts in millions, except per share data; unaudited)

Consolidated EBITDA & Consolidated Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		TTM September 30,
	2022	2021	2022	2021	2022
Net Income (Loss)	$6.8	$6.5	$22.2	$29.4	$28.6
Adjustments:
Depreciation and amortization	10.4	12.3	33.1	37.7	45.8
Interest expense	5.5	6.5	16.8	20.2	22.9
Income tax expense (benefit)	—	—	(18.1)	0.1	(18.2)
Consolidated EBITDA	$22.7	$25.3	$54.0	$87.4	$79.1
Asset impairments related to the Materials & Construction Segment	—	—	—	—	26.1
Equity method investment impairment related to the Materials & Construction Segment	—	—	—	—	2.9
Pension termination	—	—	76.9	—	76.9
Consolidated Adjusted EBITDA	$22.7	$25.3	$130.9	$87.4	$185.0

Other discrete items impacting the respective periods - income/(loss):
Income (loss) attributable to noncontrolling interest	$0.4	$0.1	$1.2	$0.3	$1.3
Income (loss) from discontinued operations before interest, income taxes and depreciation and amortization	—	(0.6)	(0.1)	(0.7)	(0.5)
Goodwill and other long-lived asset impairments	—	—	—	—	(26.1)
Impairment of equity method investment	—	—	—	—	(2.9)
Gain (loss) on disposal of commercial real estate properties, net	—	—	—	0.2	2.6
Gain (loss) on disposal of non-core assets, net	—	—	54.0	0.2	54.0
Gain (loss) on bulk agricultural land sale	—	—	—	—	8.8

FFO & Core FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss) available to A&B common shareholders	$6.3	$6.3	$20.8	$29.0
Depreciation and amortization of commercial real estate properties	9.0	9.2	27.4	28.2
Gain on the disposal of commercial real estate properties, net	—	—	—	(0.2)
FFO	$15.3	$15.5	$48.2	$57.0
Exclude items not related to core business:
Land Operations Operating (Profit) Loss	2.2	(1.7)	10.0	(22.3)
Materials & Construction Operating (Profit) Loss	(1.8)	0.3	(4.4)	6.2
Loss from discontinued operations	—	0.6	0.1	0.7
Income (loss) attributable to noncontrolling interest	0.4	0.1	1.2	0.3
Income tax expense (benefit)	—	—	(18.1)	0.1
Non-core business interest expense	2.8	3.1	8.3	9.9
Pension termination - CRE and Corporate	—	—	14.7	—
Core FFO	$18.9	$17.9	$60.0	$51.9

Commercial Real Estate Operating Profit (Loss)	$20.3	$19.0	$60.3	$53.0
Depreciation and amortization of commercial real estate properties	9.0	9.2	27.4	28.2
Corporate and other expense	(7.6)	(6.8)	(33.7)	(18.9)
Core business interest expense	(2.7)	(3.5)	(8.5)	(10.4)
Distributions to participating securities	(0.1)	—	(0.2)	—
Pension termination - CRE and Corporate	—	—	14.7	—
Core FFO	$18.9	$17.9	$60.0	$51.9

Net income available to A&B common shareholders per diluted share	$0.09	$0.09	$0.29	$0.40
FFO per diluted share	$0.21	$0.21	$0.66	$0.79
Core FFO per diluted share	$0.26	$0.25	$0.82	$0.71
Weighted average diluted shares outstanding (FFO/Core FFO)	72.8	72.7	72.8	72.6

Other Discrete Items

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Other discrete items impacting the respective periods - income/(loss):
CRE segment straight-line lease adjustments	$1.2	$1.1	$3.7	$2.9
CRE segment favorable/(unfavorable) lease amortization	$0.2	$0.1	$0.8	$0.5
Consolidated share-based compensation	$(1.6)	$(1.6)	$(4.6)	$(4.4)

Commercial Real Estate

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 8 – CRE Metrics

(dollars in millions; unaudited)

NOI and Same-Store NOI	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating Revenue:
Base rental income, net	$32.0	$29.5	$95.0	$86.6
Recoveries from tenants	10.3	9.9	29.8	28.1
Other revenue	3.9	4.6	13.3	12.5
Total Commercial Real Estate operating revenue	$46.2	$44.0	$138.1	$127.2
Operating Costs and Expenses:
Property operations	10.3	10.2	33.3	29.1
Property taxes	5.7	4.7	12.5	13.7
Depreciation and amortization	9.0	9.2	27.4	28.2
Total Commercial Real Estate operating costs and expenses	$25.0	$24.1	$73.2	$71.0
Selling, general and administrative	(1.8)	(1.6)	(5.2)	(4.8)
Intersegment operating revenues[1]	0.3	0.3	0.9	1.0
Pension settlement expense	—	—	(0.7)	—
Interest and other income (expense), net	0.6	0.4	0.4	0.6
Operating Profit (Loss)	$20.3	$19.0	$60.3	$53.0
Plus: Depreciation and amortization	9.0	9.2	27.4	28.2
Less: Straight-line lease adjustments	(1.2)	(1.1)	(3.7)	(2.9)
Less: Favorable/(unfavorable) lease amortization	(0.2)	(0.1)	(0.8)	(0.5)
Less: Termination income	(0.1)	(0.1)	(0.1)	(0.1)
Plus: Other (income)/expense, net	(0.6)	(0.4)	0.3	(0.6)
Plus: Selling, general, administrative and other expenses	1.8	1.6	5.2	4.8
NOI	$29.0	$28.1	$88.6	$81.9
Less: NOI from acquisitions, dispositions and other adjustments	(0.1)	—	(0.4)	(0.1)
Same-Store NOI	$28.9	$28.1	$88.2	$81.8

Occupancy:
Leased Occupancy	94.6%	94.6%
Physical Occupancy	93.8%	94.0%
Economic Occupancy	93.1%	92.0%

[1] Primarily intersegment operating revenue (e.g., base rental income and expense recoveries) from leases with entities that are part of Materials & Construction. Such operating revenue (and also the related expense recorded by these entities in other segments) is eliminated in the consolidated results of operations.

Other Discrete Items
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
CRE segment capital expenditures:
Development and redevelopment	$1.8	$6.2	$4.8	$14.3
CRE building/area improvements (Maintenance Capital Expenditures)	1.2	2.6	3.5	5.2
CRE tenant space improvements (Maintenance Capital Expenditures)	1.5	1.0	2.4	1.9
Total CRE capital expenditures	$4.5	$9.8	$10.7	$21.4

Leasing commissions paid:	$0.4	$0.3	$1.0	$0.7

Commercial Real Estate EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		TTM September 30,
	2022	2021	2022	2021	2022
Commercial Real Estate Operating Profit (Loss)	$20.3	$19.0	$60.3	$53.0	$79.9
Depreciation and amortization	9.0	9.2	27.4	28.2	36.9
Commercial Real Estate EBITDA	$29.3	$28.2	$87.7	$81.2	$116.8

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 9 – Occupancy

(unaudited)

Leased Occupancy

	As of	As of	Basis Point Change
	September 30, 2022	September 30, 2021
Retail	93.3%	93.2%	10
Industrial	98.0%	98.0%	—
Office	89.1%	90.2%	(110)
Total Leased Occupancy	94.6%	94.6%	—

Economic Occupancy

	As of	As of	Basis Point Change
	September 30, 2022	September 30, 2021
Retail	91.3%	89.5%	180
Industrial	97.6%	97.4%	20
Office	85.7%	89.3%	(360)
Total Economic Occupancy	93.1%	92.0%	110

Same-Store Leased Occupancy
	As of	As of	Basis Point Change
	September 30, 2022	September 30, 2021
Retail	93.3%	93.2%	10
Industrial	97.9%	98.0%	(10)
Office	89.1%	90.2%	(110)
Total Same-Store Leased Occupancy	94.6%	94.6%	—

Same-Store Economic Occupancy
	As of	As of	Basis Point Change
	September 30, 2022	September 30, 2021
Retail	91.3%	89.5%	180
Industrial	97.5%	97.4%	10
Office	85.7%	89.3%	(360)
Total Same-Store Economic Occupancy	93.0%	92.0%	100

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 10 – NOI and Same-Store NOI by Type

(dollars in thousands; unaudited)

NOI
	Three Months Ended September 30,		Percentage Change	Q3 2022 as a % of NOI	Q3 2021 as a % of NOI
	2022	2021
Retail	$18,794	$17,995	4.4%	64.8%	64.1%
Industrial	4,979	4,822	3.3%	17.2%	17.2%
Ground[1]	4,210	4,289	(1.8)%	14.5%	15.3%
Office	1,033	991	4.2%	3.5%	3.4%
Total Hawai‘i Portfolio	29,016	28,097	3.3%	100.0%	100.0%
Other	—	(7)	NM	—%	—%
Total CRE Portfolio	$29,016	$28,090	3.3%	100.0%	100.0%

Same-Store NOI
	Three Months Ended September 30,		Percentage Change	Q3 2022 as a % of NOI	Q3 2021 as a % of NOI
	2022	2021
Retail	$18,794	$17,995	4.4%	65.1%	64.1%
Industrial	4,888	4,822	1.4%	16.9%	17.2%
Ground[1]	4,157	4,279	(2.9)%	14.4%	15.2%
Office	1,033	979	5.5%	3.6%	3.5%
Total CRE Portfolio	$28,872	$28,075	2.8%	100.0%	100.0%

NOI
	Nine Months Ended September 30,		Percentage Change	YTD 2022 as a % of NOI	YTD 2021 as a % of NOI
	2022	2021
Retail	$57,552	$51,518	11.7%	65.0%	62.9%
Industrial	15,076	14,325	5.2%	17.0%	17.5%
Ground[1]	12,906	13,010	(0.8)%	14.6%	15.9%
Office	3,043	3,070	(0.9)%	3.4%	3.7%
Total Hawai‘i Portfolio	88,577	81,923	8.1%	100.0%	100.0%
Other	—	9	NM	—%	—%
Total CRE Portfolio	$88,577	$81,932	8.1%	100.0%	100.0%

Same-Store NOI
	Nine Months Ended September 30,		Percentage Change	YTD 2022 as a % of NOI	YTD 2021 as a % of NOI
	2022	2021
Retail	$57,552	$51,518	11.7%	65.0%	62.9%
Industrial	14,816	14,325	3.4%	17.0%	17.5%
Ground[1]	12,744	12,913	(1.3)%	14.6%	15.9%
Office	3,043	3,058	(0.5)%	3.4%	3.7%
Total CRE Portfolio	$88,155	$81,814	7.8%	100.0%	100.0%

[1] Leases previously classified as Ground as of September 30, 2021, are included in Retail and Office as of September 30, 2022. Adjusting the NOI for the three and nine months ended September 30, 2021, to reflect the updated asset classes, Ground NOI increased 1.1% and 1.5% for the three and nine months ended September 30, 2022, respectively, and Ground Same-Store NOI increased 0.1% and 1.0% for the three and nine months ended September 30, 2022, respectively.

Changes in the Same-Store portfolio as it relates to the comparable prior period and the current period are as follows:

Additions
Date	Property
1/22	Ho'okele Shopping Center

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 11 – Improved Property Report

(dollars in thousands, except per square foot data; unaudited)

	Property		Island	Year Built/ Renovated	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	Q3 2022 NOI	Q3 2022 % NOI to Improved Portfolio NOI	Retail Anchor Tenants
	Retail:
1	Pearl Highlands Center		Oahu	1992-1994	411,400	99.4%	98.2%	$10,831	$26.82	$2,331	9.4%	Sam's Club, Regal Cinemas, 24 Hour Fitness, Ulta Salon, Ross
2	Kailua Retail		Oahu	1947-2014	326,200	93.7%	92.1%	11,638	38.71	2,928	11.8%	Whole Foods Market, Foodland, CVS/Longs Drugs, Ulta Salon
3	Laulani Village		Oahu	2012	175,600	96.5%	96.5%	6,619	39.05	1,490	6.0%	Safeway, Ross, Walgreens, Petco
4	Waianae Mall		Oahu	1975	170,800	96.2%	95.5%	3,795	23.46	882	3.6%	CVS/Longs Drugs, City Mill
5	Manoa Marketplace		Oahu	1977	142,000	98.2%	92.1%	4,581	35.04	1,208	4.9%	Safeway, CVS/Longs Drugs
6	Queens' MarketPlace		Hawai‘i Island	2007	134,000	84.2%	83.6%	4,408	47.43	1,202	4.8%	Island Gourmet Market
7	Kaneohe Bay Shopping Center (Leasehold)		Oahu	1971	125,400	97.8%	97.8%	3,173	25.87	707	2.9%	Safeway, CVS/Longs Drugs
8	Hokulei Village		Kauai	2015	119,200	99.2%	99.2%	4,288	36.28	1,064	4.3%	Safeway, Petco
9	Pu‘unene Shopping Center		Maui	2017	118,000	78.4%	69.9%	4,028	48.84	980	4.0%	Planet Fitness, Petco, Ulta Salon, Target (shadow-anchored)
10	Waipio Shopping Center		Oahu	1986, 2004	113,800	99.4%	98.7%	3,468	30.86	930	3.7%	Foodland
11	Aikahi Park Shopping Center		Oahu	1971, 2022	97,300	88.8%	84.9%	3,061	37.07	708	2.9%	Safeway
12	Lanihau Marketplace		Hawai‘i Island	1987	88,300	97.7%	91.7%	1,546	19.10	393	1.6%	Sack N Save, CVS/Longs Drugs
13	The Shops at Kukui‘ula		Kauai	2009	85,900	88.3%	85.1%	3,412	47.82	839	3.4%	CVS/Longs Drugs, Eating House, Living Foods
14	Ho‘okele Shopping Center		Maui	2019	71,400	96.1%	91.2%	2,688	41.30	618	2.5%	Safeway
15	Kunia Shopping Center		Oahu	2004	60,600	90.1%	90.1%	2,159	40.52	568	2.3%
16	Waipouli Town Center		Kauai	1980	56,600	39.7%	37.6%	450	21.15	52	0.2%	Autozone
17	Kahului Shopping Center	(2)	Maui	1951	50,900	94.3%	94.3%	924	19.24	109	0.4%
18	Lau Hala Shops		Oahu	2018	46,300	96.8%	96.8%	2,548	56.91	641	2.6%	UFC Gym, Down to Earth
19	Napili Plaza		Maui	1991	45,600	87.6%	87.6%	1,270	31.80	351	1.4%	Napili Market
20	Gateway at Mililani Mauka		Oahu	2008, 2013	34,900	92.0%	90.3%	1,872	59.47	527	2.1%	CVS/Longs Drugs (shadow-anchored)
21	Port Allen Marina Center		Kauai	2002	23,600	96.0%	96.0%	632	29.16	170	0.7%
22	The Collection		Oahu	2017	5,900	100.0%	100.0%	336	56.95	96	0.4%
	Subtotal – Retail				2,503,700	93.3%	91.3%	$77,727	$34.37	$18,794	75.9%

	Property		Island	Year Built/ Renovated	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	Q3 2022 NOI	Q3 2022 % NOI to Improved Portfolio NOI	Retail Anchor Tenants
	Industrial:
23	Komohana Industrial Park		Oahu	1990	238,300	100.0%	100.0%	$3,516	$14.76	$1,410	5.7%
24	Kaka‘ako Commerce Center		Oahu	1969	202,200	95.7%	95.1%	2,799	14.55	500	2.0%
25	Waipio Industrial		Oahu	1988-1989	158,400	95.3%	95.3%	2,635	17.46	650	2.6%
26	Opule Industrial		Oahu	2005-2006, 2018	151,500	100.0%	100.0%	2,550	16.83	643	2.6%
27	P&L Warehouse		Maui	1970	104,100	100.0%	100.0%	1,595	15.31	394	1.6%
28	Kapolei Enterprise Center		Oahu	2019	93,000	100.0%	100.0%	1,618	17.39	399	1.6%
29	Honokohau Industrial		Hawai‘i Island	2004-2006, 2008	86,700	96.0%	96.0%	1,243	14.94	297	1.2%
30	Kailua Industrial/Other		Oahu	1951-1974	69,000	96.1%	95.0%	1,182	18.45	236	1.0%
31	Port Allen		Kauai	1983, 1993	64,600	95.6%	90.2%	729	12.52	185	0.7%
32	Harbor Industrial	(2)	Maui	1930	51,100	100.0%	100.0%	624	12.22	173	0.7%
33	Kahai Street Industrial	(1)	Oahu	1973	27,900	100.0%	100.0%	354	12.70	54	0.2%
34	Maui Lani Industrial	(1)	Maui	2010	8,400	100.0%	100.0%	151	17.98	38	0.1%
	Subtotal – Industrial				1,255,200	98.0%	97.6%	$18,996	$15.53	$4,979	20.0%

	Office:
35	Kahului Office Building		Maui	1974	59,100	86.6%	84.1%	$1,501	$30.17	$331	1.3%
36	Gateway at Mililani Mauka South		Oahu	1992, 2006	37,100	98.4%	96.2%	1,696	47.48	420	1.7%
37	Kahului Office Center	(2)	Maui	1991	35,800	93.9%	86.7%	975	31.38	255	1.0%
38	Lono Center		Maui	1973	13,700	61.7%	61.7%	276	32.74	27	0.1%
	Subtotal – Office				145,700	89.1%	85.7%	$4,448	$35.59	$1,033	4.1%
	Total – Hawai‘i Improved Portfolio				3,904,600	94.6%	93.1%	$101,171	$28.03	$24,806	100.0%

(1) Property is currently not included in the Same-Store pool.
(2) Includes leases that were previously classified as ground leases and presented in Table 12 – Ground Lease Report.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 12 – Ground Lease Report

(dollars in thousands; unaudited)

	Property Name[1]		Location (City, Island)	Acres	Property Type	Exp. Year	Current ABR	Q3 2022 NOI	Next Rent Step	Step Type	Next ABR ($ in $000)	Previous Rent Step	Previous Step Type	Previous ABR ($ in $000)
1	Owner/Operator		Kapolei, Oahu	36.4	Industrial	2025	$3,203	$801	2023	Fixed Step	$3,300	2022	Fixed Step	$3,110
2	Windward City Shopping Center		Kaneohe, Oahu	15.4	Retail	2035	2,800	682	2023	FMV Reset	FMV	2017	Fixed Step	2,100
3	Owner/Operator		Honolulu, Oahu	9.0	Retail	2045	2,075	498	2025	Fixed Step	2,283	2020	Fixed Step	1,886
4	Kaimuki Shopping Center		Honolulu, Oahu	2.8	Retail	2040	2,039	499	2026	Fixed Step	2,345	2022	FMV Reset	1,728
5	S&F Industrial		Pu'unene, Maui	52.0	Heavy Industrial	2059	1,275	271	2024	Fixed Step	1,433	2019	Fixed Step	751
6	Owner/Operator		Kaneohe, Oahu	3.7	Retail	2048	990	243	2023	Fixed Step	1,059	2018	Option	694
7	Windward Town and Country Plaza I		Kailua, Oahu	3.4	Retail	2062	753	181	2022	Fixed Step	963	2012	FMV Reset	160
8	Windward Town and Country Plaza II		Kailua, Oahu	2.2	Retail	2062	485	117	2022	Fixed Step	621	2012	FMV Reset	485
9	Owner/Operator		Kailua, Oahu	1.9	Retail	2034	450	64	2024	Fixed Step	470	2019	Negotiated	641
10	Owner/Operator		Honolulu, Oahu	0.5	Retail	2028	375	93	2023	Fixed Step	385	2022	Fixed Step	366
11	Owner/Operator		Honolulu, Oahu	0.5	Parking	2023	349	85	—	—	—	2022	Fixed Step	339
12	Seven-Eleven Kailua Center		Kailua, Oahu	0.9	Retail	2033	258	63	2023	Fixed Step	263	2022	Fixed Step	253
13	Owner/Operator		Kahului, Maui	0.8	Retail	2026	257	81	2022	Fixed Step	264	2021	Fixed Step	249
14	Owner/Operator	(2)	Honolulu, Oahu	0.7	Industrial	2022	245	54	2023	Option	252	—	—	—
15	Owner/Operator		Kailua, Oahu	1.2	Retail	2022	237	52	—	—	—	2013	FMV Reset	120
16	Owner/Operator		Kahului, Maui	0.8	Industrial	2025	228	51	2023	Fixed Step	238	2022	Fixed Step	218
17	Pali Palms Plaza		Kailua, Oahu	3.3	Office	2037	200	49	2022	FMV Reset	FMV	2012	Negotiated	259
18	Owner/Operator		Kahului, Maui	0.4	Retail	2027	181	67	2023	Fixed Step	186	2022	Fixed Step	158
19	Owner/Operator		Kailua, Oahu	0.4	Retail	2022	174	44	—	—	—	2022	Fixed Step	166
20	Owner/Operator		Kahului, Maui	0.9	Retail	2025	142	29	2023	Fixed Step	146	2022	Fixed Step	138
	Remainder		Various	3.6	Various	Various	891	186	Various	Various	—	—	—	—
	Total - Ground Leases[3]			140.8			$17,607	$4,210

	(1) Excludes intercompany ground leases which are eliminated in the consolidated results of operations.
	(2) Ground lease is currently not included in the Same-Store pool.
	(3) Leases previously classified as ground leases as of December 31, 2021, now included and presented in Table 11 – Improved Property Report

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 13 – Top 10 Tenants Ranked by ABR
As of September 30, 2022

(dollars in thousands; unaudited)

Tenant[1]	Number of Leases	ABR	% of Total Improved Portfolio ABR	GLA (SF)	% of Total Improved Portfolio GLA
Albertsons Companies (including Safeway)	7	$7,608	7.5%	286,024	7.3%
Sam's Club	1	3,308	3.3%	180,908	4.6%
CVS Corporation (including Longs Drugs)	6	2,752	2.7%	150,411	3.8%
Foodland Supermarket & related companies	7	2,127	2.1%	113,725	2.9%
Ross Dress for Less	2	1,992	2.0%	65,484	1.7%
Coleman World Group	2	1,946	1.9%	115,495	3.0%
GP/RM Prestress, LLC[2]	1	1,690	1.6%	N/A	N/A
24 Hour Fitness USA	1	1,513	1.5%	45,870	1.2%
Ulta Salon, Cosmetics, & Fragrance, Inc.	3	1,508	1.5%	33,985	0.9%
Petco Animal Supplies Stores	3	1,400	1.4%	34,282	0.9%
Total	33	$25,844	25.5%	1,026,184	26.3%

[1] The table excludes ground leases as such leases would not be comparable from a GLA perspective.
[2] The leased premises in the GP/RM Prestress, LLC lease includes warehouse and yard space. Due to the yard space, GLA is not presented due to lack of comparability.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 14 – Lease Expiration Schedule
As of September 30, 2022

(dollars in thousands, except per square foot data; unaudited)

Total Improved Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Improved Portfolio Leased GLA	ABR Expiring	% of Total Improved Portfolio Expiring ABR	ABR Expiring PSF
2022	40	93,659	2.6%	$2,384	2.4%	$25.45
2023	176	375,941	10.3%	10,702	10.6%	28.47
2024	148	590,559	16.1%	16,170	16.0%	27.38
2025	102	447,549	12.2%	11,309	11.2%	25.27
2026	80	278,866	7.6%	7,942	7.9%	28.48
2027	88	301,350	8.2%	9,527	9.4%	31.61
2028	48	241,254	6.6%	8,667	8.6%	35.92
2029	37	176,264	4.8%	6,837	6.8%	38.79
2030	19	143,388	3.9%	3,231	3.2%	22.53
2031	12	91,362	2.5%	2,273	2.2%	24.88
Thereafter	53	728,642	20.0%	18,353	18.1%	25.19
Month-to-month	109	192,026	5.2%	3,776	3.6%	19.66
Total	912	3,660,860	100.0%	$101,171	100.0%	$27.64

Retail Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Retail Leased GLA	ABR Expiring	% of Total Retail Expiring ABR	ABR Expiring PSF
2022	27	43,195	1.9%	$1,599	2.1%	$37.02
2023	121	222,810	9.7%	8,413	10.8%	37.76
2024	96	375,803	16.3%	12,214	15.7%	32.50
2025	76	182,905	7.9%	6,877	8.9%	37.60
2026	61	77,846	3.4%	4,259	5.5%	54.71
2027	74	163,044	7.1%	7,019	9.0%	43.05
2028	44	196,346	8.5%	7,877	10.1%	40.12
2029	33	156,403	6.8%	6,120	7.9%	39.13
2030	15	61,073	2.7%	1,729	2.2%	28.31
2031	10	63,482	2.8%	1,920	2.5%	30.24
Thereafter	48	697,492	30.2%	17,831	22.9%	25.56
Month-to-month	46	64,809	2.7%	1,869	2.4%	28.84
Total	651	2,305,208	100.0%	$77,727	100.0%	$33.72

Industrial Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Industrial Leased GLA	ABR Expiring	% of Total Industrial Expiring ABR	ABR Expiring PSF
2022	11	45,151	3.7%	$730	3.8%	$16.17
2023	47	141,131	11.5%	1,924	10.1%	13.63
2024	37	175,953	14.3%	2,747	14.5%	15.61
2025	21	253,644	20.6%	4,044	21.3%	15.94
2026	15	183,070	14.9%	2,787	14.7%	15.22
2027	6	125,605	10.2%	2,055	10.8%	16.36
2028	1	40,505	3.3%	664	3.5%	16.39
2029	2	8,431	0.7%	149	0.8%	17.67
2030	1	74,990	6.1%	1,282	6.7%	17.10
2031	2	27,880	2.3%	354	1.9%	12.70
Thereafter	5	31,150	2.5%	522	2.7%	16.76
Month-to-month	56	121,707	9.9%	1,738	9.2%	14.28
Total	204	1,229,217	100.0%	$18,996	100.0%	$15.45

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 15 – New & Renewal Lease Summary
As of September 30, 2022

(unaudited)

						Comparable Leases Only[1]
Total - New and Renewal Leases[3]	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
3rd Quarter 2022	50	104,875	$29.11	$5.86	5.8	27	69,731	$26.63	$25.55	4.2%
2nd Quarter 2022	76	174,073	$30.71	$9.28	4.6	48	106,241	$33.00	$31.07	6.2%
1st Quarter 2022[4]	74	369,292	$23.12	$54.98	11.8	42	283,123	$23.10	$22.39	3.2%
4th Quarter 2021	65	162,481	$29.60	$1.97	3.8	39	98,615	$30.01	$28.49	5.4%
Trailing four quarters	265	810,721	$26.82	$28.19	7.9	156	557,710	$26.65	$25.52	4.4%

Total - New Leases	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
3rd Quarter 2022	18	29,452	$29.57	$20.79	4.8	6	10,148	$25.11	$23.60	6.4%
2nd Quarter 2022	24	59,145	$28.52	$26.92	7.3	8	14,481	$30.94	$27.64	11.9%
1st Quarter 2022	21	65,154	$15.69	$8.18	17.5	5	12,250	$22.11	$20.33	8.8%
4th Quarter 2021	18	48,748	$23.01	$3.70	7.2	8	11,723	$29.85	$27.10	10.1%
Trailing four quarters	81	202,499	$23.22	$14.41	10.2	27	48,602	$27.23	$24.83	9.7%

Total - Renewal Leases[3]	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
3rd Quarter 2022	32	75,423	$28.93	$0.03	6.2	21	59,583	$26.89	$25.88	3.9%
2nd Quarter 2022	52	114,928	$31.84	$0.20	3.2	40	91,760	$33.32	$31.61	5.4%
1st Quarter 2022[4]	53	304,138	$24.71	$65.01	10.6	37	270,873	$23.14	$22.48	2.9%
4th Quarter 2021	47	113,733	$32.42	$1.23	2.3	31	86,892	$30.04	$28.67	4.8%
Trailing four quarters	184	608,222	$28.02	$32.78	7.1	129	509,108	$26.59	$25.58	3.9%

	Three Months Ended September 30, 2022						TTM Ended September 30, 2022
	Leases	GLA (SF)	ABR/SF	Rent Spread[2]			Leases	GLA (SF)	ABR/SF	Rent Spread[2]
Retail	37	83,646	$31.98	4.6%		Retail	186	503,904	$32.73	4.0%
Industrial	11	18,660	$14.55	1.3%		Industrial	60	267,592	$14.30	5.1%
Office	2	2,569	$41.33	2.7%		Office	19	39,225	$36.30	7.1%
1 Per Glossary of Terms, Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.
2 Rent Spread is calculated for Comparable Leases, a subset of the total population of leases for the period presented.
3 During the fourth quarter of 2021 and first, second, and third quarters of 2022, there were 15, 5, 2, and 1 COVID-related lease modification extensions, respectively, included in the totals herein (generally shorter-term, in nature). Note that, by definition, only extensions that cover comparable space and comparable lease terms are included in the Comparable Lease pool.
4 The first quarter of 2022 included a 15-year renewal lease consisting of 180,908 sf of GLA and $3.4 million ABR with a $19.7 million allowance for TIs.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 16 – Portfolio Repositioning, Redevelopment & Development Summary
As of September 30, 2022

(dollars in millions; unaudited)

									Leasing Activity
Project	Phase	Target In-service	Target Stabilization	Total Estimated Project Capital Costs	Project Capital Costs Incurred to Date	Estimated Incremental Stabilized NOI	Estimated Stabilized Yield on Total Project Capital Costs	Projected GLA (SF)	% Leased	% Under Letter of Intent	Total
Redevelopment
Manoa Marketplace	Construction	3Q2023	3Q2024[1]	$8.0 - $8.8	$1.2	$0.6 - $0.7	8.0 - 8.5%	142,000	98.2%	—%	98.2%

[1] Property stabilized at over 90% leased prior to project commencement. The Company anticipates full incremental stabilized NOI in 2026.

Alexander & Baldwin, Inc.
Commercial Real Estate
Table 17 – Transactional Activity (2021 - 2022)
As of September 30, 2022

(dollars in millions; unaudited)

Dispositions
Property	Type	Location	Date (Month/Year)	Sales Price	GLA (SF)
Residual Maui land	Land	Maui, HI	11/21	$2.7	N/A
Residual Maui land	Land	Maui, HI	2/21	0.3	N/A
Total				$3.0	—

Acquisitions
Property	Type	Location	Date (Month/Year)	Purchase Price	GLA (SF)
Maui Lani Industrial	Industrial	Maui, HI	06/22	N/A1	8,400
228 Kalihi Street	Ground Lease	Oahu, HI	10/21	4.4	N/A
Kahai Street Industrial	Industrial	Oahu, HI	10/21	6.4	27,900
Total				$10.8	36,300

[1] Represents an intercompany acquisition transaction from GPRS, a subsidiary of Grace Pacific.

Land Operations

Alexander & Baldwin, Inc.
Land Operations
Table 18 – Statement of Operating Profit, EBITDA and Adjusted EBITDA

(amounts in millions; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Development sales revenue	$—	$—	$6.3	$11.2
Unimproved/other property sales revenue	—	0.6	2.0	11.9
Other operating revenue[1]	2.9	4.8	12.6	15.4
Total Land Operations operating revenue	$2.9	$5.4	$20.9	$38.5
Land Operations operating costs and expenses	(4.6)	(4.7)	(19.1)	(23.4)
Selling, general and administrative	(0.6)	(0.9)	(3.0)	(2.8)
Intersegment operating charges, net[2]	0.2	(0.1)	(0.2)	(0.2)
Gain (loss) on disposal of assets, net	—	—	54.0	0.1
Earnings (loss) from joint ventures	—	2.4	(0.3)	11.3
Pension termination	—	—	(62.2)	—
Interest and other income (expense), net	(0.1)	(0.4)	(0.1)	(1.2)
Total Land Operations operating profit (loss)	$(2.2)	$1.7	$(10.0)	$22.3

	Three Months Ended September 30,		Nine Months Ended September 30,		TTM September 30,
	2022	2021	2022	2021	2022
Land Operations Operating Profit (Loss)[2]	$(2.2)	$1.7	$(10.0)	$22.3	$23.1
Land Operations depreciation and amortization	—	0.3	1.2	0.8	1.5
Land Operations EBITDA	$(2.2)	$2.0	$(8.8)	$23.1	$24.6
Pension termination	—	—	62.2	—	62.2
Land Operations Adjusted EBITDA	$(2.2)	$2.0	$53.4	$23.1	$86.8

[1] Other operating revenue includes revenue related to trucking, renewable energy and diversified agriculture.
[2] Intersegment operating charges primarily from CRE that are eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc.
Land Operations
Table 19 – Core Real Estate Development-for-sale Projects
As of September 30, 2022

(dollars in millions, except per square foot amounts; unaudited)

												Sales Closing Timing
Project	Location	Product Type	Planned Saleable Acres	Avg Size of Remaining Lots (Acres)	Acres Closed	Acres Remaining	Target Sales Price Range per SF for Remaining	Est. Total Project Cost	Total Project Costs Incurred to Date	A&B Gross Investment (Life to Date)	A&B Net Book Value	Start / Est. Start	Est. End
Maui Business Park (Phase II)	Kahului, Maui	Light industrial lots	116.7 acres	1.2 acres	63.2 acres	53.5 acres	$38-$55 per SF	$89	$65	$65	$23	2012	2030+

Alexander & Baldwin, Inc.
Land Operations
Table 20 – Components of Land Operations
As of September 30, 2022

(dollars in millions; unaudited)

	Acres	Book Value
ASSETS
Real estate investments
Core real estate investments
Kapolei Business Park West	3	$6.2
Maui Business Park II	54	22.8
Non-core real estate investments
Other real estate development	192	$42.0
Agricultural land (developable)	4,175	2.0
Urban land, not in active development	20	0.6
Conservation & preservation	863	4.3
Investments in real estate joint ventures and partnerships		8.2
Total real estate investments, net		86.1
Accounts receivable, retention, and other receivables, net		5.0
Inventories and other property, net		0.6
Other assets		6.0
Total assets		$97.7

LIABILITIES
Maui agricultural land sale deferred revenue and reserves		$75.3
Environmental remediation		12.4
Land development warranty and post-closing obligations		8.1
Other liabilities		11.7
Total liabilities		$107.5

Land Operations Book Value		$(9.8)

Materials & Construction

Alexander & Baldwin, Inc.
Materials & Construction
Table 21 – Statement of Operating Profit, EBITDA and Adjusted EBITDA

(dollars in millions; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		TTM September 30,
	2022	2021	2022	2021	2022
Materials & Construction
Operating revenue	$48.1	$34.9	$124.5	$88.9	$161.8
Operating costs and expenses	(43.3)	(31.8)	(111.5)	(84.2)	(146.2)
Selling, general and administrative	(3.1)	(3.5)	(10.6)	(11.3)	(14.5)
Intersegment operating charges, net[1]	(0.7)	(0.1)	(0.8)	(0.7)	(1.0)
Impairment of assets	—	—	—	—	(26.1)
Impairment of equity method investment	—	—	—	—	(2.9)
Gain (loss) on disposal of assets, net	—	—	—	0.1	—
Income (loss) related to joint ventures	0.4	0.2	2.1	0.9	(1.7)
Interest and other income (expense), net	0.4	—	0.7	0.1	0.7
Operating Profit (Loss)[2]	$1.8	$(0.3)	$4.4	$(6.2)	$(29.9)
Materials & Construction depreciation and amortization	1.3	2.6	4.3	8.1	7.0
Materials & Construction EBITDA	$3.1	$2.3	$8.7	$1.9	$(22.9)
Impairment of assets	—	—	—	—	26.1
Impairment of equity method investment	—	—	—	—	2.9
Loss (income) attributable to noncontrolling interest	(0.4)	(0.1)	(1.2)	(0.3)	(1.3)
Materials & Construction Adjusted EBITDA	$2.7	$2.2	$7.5	$1.6	$4.8

Other discrete items impacting the respective periods - income/(loss):
One-time charges related to the evaluation of strategic options for the Materials & Construction segment	$(0.2)	$—	$(0.6)	$(0.2)	$(0.7)

	September 30, 2022	December 31, 2021	September 30, 2021
Backlog at period end[3]	$216.9	$175.3	$193.5

Carrying value of Grace Pacific[4]	$116.2	$103.2

[1] Primarily intersegment rent expense from leases with the CRE segment. Such operating charges (and also the related revenue recorded by the other segments) are eliminated in the consolidated results of operations.

[2] Includes the results of GLP Asphalt, a 70%-owned, consolidated joint venture.
[3] Includes backlog from 50-percent-owned unconsolidated affiliates. Total joint venture backlog as of September 30, 2022, December 31, 2021 and September 30, 2021 was $35.8 million, $34.8 million and $37.0 million, respectively.

[4] Book value as of September 30, 2022 and December 31, 2021 of $124.3 million and $110.1 million, respectively, less redeemable noncontrolling interest of $8.1 million and $6.9 million, respectively.